                                                                     EXHIBIT 3.2


















                                     BY-LAWS

                                       OF

                                ACCESS COLO, INC.











                                                          ADOPTED April 11, 2000



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                                     BY-LAWS
                                       OF
                                ACCESS COLO, INC.


                                TABLE OF CONTENTS


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
ARTICLE I      MEETINGS OF STOCKHOLDERS..................................................................1

Section 1.1.   Place of Meetings.........................................................................1
Section 1.2.   Annual Meetings...........................................................................1
Section 1.3.   Special Meetings..........................................................................1
Section 1.4.   Notice of Meetings........................................................................1
Section 1.5.   Record Date...............................................................................1
Section 1.6.   Informal Action...........................................................................2
Section 1.7.   Action by Stockholders Not Solicited by the Board of Directors............................2
Section 1.8.   Quorum and Voting.........................................................................2

ARTICLE II     DIRECTORS.................................................................................3

Section 2.1.   Powers of Directors.......................................................................3
Section 2.2.   Number, Election, and Term of Office......................................................3
Section 2.3.   Vacancies.................................................................................3
Section 2.4.   Meetings of Directors.....................................................................3
Section 2.5.   Informal Action...........................................................................3
Section 2.6.   Telephone Participation in Meetings.......................................................3
Section 2.7.   Committees of Directors...................................................................4
Section 2.8.   Removal...................................................................................4
Section 2.9.   Compensation..............................................................................4

ARTICLE III    OFFICERS..................................................................................4

Section 3.1.   Enumeration...............................................................................4
Section 3.2.   President.................................................................................4
Section 3.3.   Vice President............................................................................5
Section 3.4.   Secretary.................................................................................5
Section 3.5.   Treasurer.................................................................................5
Section 3.6.   Other Officers and Assistant Officers.....................................................5
Section 3.7.   Term and Compensation.....................................................................5

ARTICLE IV     INDEMNIFICATION...........................................................................6
Section 4.1.   Directors and Officers....................................................................6
Section 4.2.   Payment of Expenses.......................................................................6
Section 4.3.   Permissive Indemnification and Advancement of Expenses....................................6
Section 4.4.   Basis of Rights; Other Rights.............................................................6
Section 4.5.   Determination of Indemnification..........................................................7
Section 4.6.   Insurance ................................................................................7
Section 4.7.   Powers of the Board.......................................................................7
Section 4.8.   Definition - Corporation..................................................................7
Section 4.9.   Definition - Authorized Representative....................................................8


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ARTICLE V      SHARES OF CAPITAL STOCK...................................................................8

Section 5.1.   Issuance of Stock.........................................................................8
Section 5.2.   Stock Certificates........................................................................8
Section 5.3.   Transfer of Stock.........................................................................8
Section 5.4.   Lost, Stolen, Destroyed, or Mutilated Certificates........................................8
Section 5.5.   Regulations...............................................................................8
Section 5.6.   Holders of Record.........................................................................9
Section 5.7.   Restriction on Transfer ................................................................. 9

ARTICLE VI     GENERAL PROVISIONS........................................................................9

Section 6.1.   Corporate Seal............................................................................9
Section 6.2.   Fiscal Year...............................................................................9
Section 6.3.   Authorization.............................................................................9
Section 6.4.   Financial Reports.........................................................................9
Section 6.5.   Effect of By-laws.........................................................................9

ARTICLE VII    AMENDMENTS...............................................................................10

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                                     BY-LAWS
                                       OF
                                ACCESS COLO, INC.

                               __________________


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS


                  Section 1.1. Place of Meetings. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

                  Section 1.2. Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation's fiscal year on such date and at such time as shall be designated by the Board of Directors.

                  Section 1.3. Special Meetings. Special meetings may be called at any time by the President or the Board of Directors. Business transacted at each special meeting shall be confined to the purposes stated in the notice of such meeting.

                  Section 1.4. Notice of Meetings. A written notice stating the place, date, and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

                  Section 1.5. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 1.6. Informal Action. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                  Section 1.7. Action by Stockholders Not Solicited by the Board of Directors. Prior and as a condition to the effectiveness of any action taken pursuant to Section 1.6 of the By-laws by the Board of Directors, which has not been solicited or recommended by the Board of Directors, the Board of Directors shall have ten (10) business days from the receipt of notice of the action taken by the Stockholders, to verify the validity and legality of the action taken by the Stockholders.

                  Section 1.8. Quorum and Voting. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings or the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument lawfully provides for a longer period. At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

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                                   ARTICLE II

                                    DIRECTORS


                  Section 2.1. Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these By-laws directed to be exercised or performed by the stockholders.

                  Section 2.2. Number, Election and Term of Office. The Board of Directors shall shall consist of not less than two nor more than ten members as fixed from time to time by the Board of Directors. Directors need not be stockholders of the Corporation. The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose. Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A director may resign at any time upon written notice to the Corporation.

                  Section 2.3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                  Section 2.4. Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. A special meeting of the Board of Directors may be called by the President or any director by giving two (2) days' notice to each director by letter, telegram, telephone or other oral message. Except as otherwise provided by these By-laws, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

                  Section 2.5. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 2.6. Telephone Participation in Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

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                  Section 2.7 Committees of Directors. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

                  Section 2.8 Removal. A director may be removed by a majority vote of the Board for cause, as such term is generally used and defined under Delaware General Corporate Law.

                  Section 2.9 Compensation. The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                                    OFFICERS

                  Section 3.1. Enumeration. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time elect. The Board of Directors may at any time elect one of its members as Chairman of the Board of the Corporation, who shall preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

                  Section 3.2. President. The President shall be the chief executive officer of the Corporation, and shall have general and active charge and control over the business and affairs of the Corporation, subject to the Board of Directors. If there shall be no Chairman of the Board, or in his or her absence or inability to act, the President shall preside at meetings of the Board of Directors and of the stockholders.

                                      -4-
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                  Section 3.3. Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order of their seniority unless otherwise specified by the Board of Directors, shall have all of the powers and perform all of the duties of the President during the absence or inability to act of the President. Each Vice President shall also have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors or the President.

                  Section 3.4. Secretary. The Secretary shall record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose, and shall give notice as required by statute or these By-laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records, and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and possession thereof by resolution of the Board of Directors. The Secretary may, together with the President, execute on behalf of the Corporation any contract which has been approved by the Board of Directors. The Secretary shall also have such other powers and perform such other duties as are incident to the office of the secretary of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

                  Section 3.5. Treasurer. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall also have such other powers and perform such other duties as are incident to the office of the treasurer of a corporation or as shall from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

                  Section 3.6. Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as specified by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to which he or she is assistant, and shall have the powers and perform the duties of such officer during the absence or inability to act of such officer.

                  Section 3.7. Term and Compensation. Officers shall be elected by the Board of Directors from time to time, to serve at the pleasure of the Board. Each officer shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. The compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.


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                                   ARTICLE IV

                                 INDEMNIFICATION

                  Section 4.1. Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director, officer and other persons who the Corporation is empowered to indemnify (including each former director or officer) of the Corporation who was or is made a party to or witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                  Section 4.2. Payment of Expenses. The Corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 4.1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 4.1 hereof in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer in his capacity as a director or officer of the Corporation shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts in advance if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation because he has not met the standard or conduct set further in the first sentence of Section 4.5 hereof.

                  Section 4.3. Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Subject to Section 4.2 hereof, the Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit or proceeding referred to in this Section 4.3 in advance of the final disposition of such action, suit or proceeding.

                  Section 4.4. Basis of Rights; Other Rights. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

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                  Section 4.5 Determination of Indemnification. Any
indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  Section 4.6 Insurance. The Corporation shall purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director's or officer's status as such, whether or not the Corporation would have the power to indemnify such director or officer against such liability under the provisions of this Article. The Corporation shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board of Directors or if, in the business judgment of the Board of Directors, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 4.3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Corporation would have the power to indemnify such persons against such liability under the provisions of this Article.

                  Section 4.7 Powers of the Board. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article IV.

                  Section 4.8 Definition - Corporation. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, and constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

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                  Section 4.9 Definition - Authorized Representative. For the
purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

                                    ARTICLE V

                             SHARES OF CAPITAL STOCK

                  Section 5.1. Issuance of Stock. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

                  Section 5.2. Stock Certificates. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the President or Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

                  Section 5.3. Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder's duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

                  Section 5.4. Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

                  Section 5.5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

                  Section 5.6. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                  Section 5.7. Restriction on Transfer. A restriction on the hypothecation, transfer or registration of transfer of shares of the corporation may be imposed either by these By-laws or by an agreement among any number of stockholders or such holders and the corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  Section 6.1. Corporate Seal. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

                  Section 6.2. Fiscal Year. The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

                  Section 6.3. Authorization. All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 6.4. Financial Reports. Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

                  Section 6.5. Effect of By-laws. No provision in these By-laws shall vest any property right in any stockholder.

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                                   ARTICLE VII

                                   AMENDMENTS

                  The authority to adopt, amend or repeal By-laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the powers of the stockholders to adopt, amend or repeal By-laws.



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